                                                                    Exhibit 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                  Re: The Doe Run Resources Corporation
                                     Registration on Form S-4

We are aware that our report dated July 28, 1998 on our review of the interim financial information of the Missouri Lead Division for the periods ended March 31, 1998 and 1997 is included in this Amendment No. 1 to the registration statement on Form S-4 (File No. 333-52285). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          /s/ PricewaterhouseCoopers LLP
                                          --------------------------------------
                                           PricewaterhouseCoopers LLP

New York, New York
July 30, 1998